Exhibit 4.7
October 12, 2006
Re: Newell Rubbermaid Inc.
Credit Agreement dated as of November 14, 2005
     Reference is made to the Credit Agreement dated as of November 14, 2005 (as amended, the “Credit Agreement”) between Newell Rubbermaid Inc. (the “Company”), the Lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein without definition shall have the meanings assigned to them in the Credit Agreement.
     Section 2.12 of the Credit Agreement sets forth certain provisions applicable to an extension of the Commitment Termination Date. The parties to the Credit Agreement wish to make certain modifications to such provisions and, accordingly, agree that, notwithstanding the provisions of Section 2.12 of the Credit Agreement, in the event that any Lender shall deny (or be deemed to deny) any Extension Request thereunder, the Company shall have the right to replace such lender at any time thereunder, whether prior to, on or after the relevant Extension Date, with one or more other lenders (which may include any Lender) in each case with the consent of the Administrative Agent and each Issuing Bank (such consent in each case not to be unreasonably withheld), it being understood that any Person that becomes an Additional Commitment Lender shall provide a Commitment having the same Commitment Termination Date as the Lenders which agreed to such Extension Request.
     This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter, which shall constitute a modification of the Credit Agreement, shall become effective upon receipt by the Administrative Agent of one or more counterparts hereof by the Company, the Administrative Agent and Lenders constituting the Majority Lenders. This letter may be executed in counterparts, and delivery of a counterpart signature page to this letter by facsimile shall be effective as delivery of an original manually executed counterpart of this letter.

NEWELL RUBBERMAID INC.
By:	/s/ Douglas L. Martin
	Name:	Douglas L. Martin
	Title:	Vice President - Treasurer

LENDERS

JPMORGAN CHASE BANK, N.A.
as a Lender and as the Administrative Agent

By:	/s/ Anthony W. White
Name: Anthony W. White
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ Sharon Burks Horos
Name: Sharon Burks Horos
Title: Vice President

BARCLAYS BANK PLC

By:	/s/ David Barton
Name: David Barton
Title: Associate Director

BNP P ARIBAS

By:	/s/ Andrew Strait
Name: Andrew Strait
Title: Managing Director

By:	/s/ Tomasz Rydel
Name: Tomasz Rydel
Title: Vice President

CITICORP USA, INC.

By:	/s/ Richard M. Levin
Name: Richard M. Levin
Title: Director

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Janine M. Shugan
Name: Janine M. Shugan
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
CHICAGO BRANCH (f/k/a The Bank of Tokyo – Mitsubishi, Ltd., Chicago Branch)

By:	/s/ Tsuguyuki Umene
Name: Tsuguyuki Umene
Title: Deputy General Deputy

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)

By:	/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice President

ING BANK, N.V., DUBLIN BRANCH

By:	/s/ Maurice Kenny
Name: Maurice Kenny
Title: Vice President

By:	/s/ Aidan Neill
Name: Aidan Neill
Title: Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Anu Agarwal
Name: Anu Agarwal
Title: 2nd Vice President

THE BANK OF NEW YORK

By:	/s/ Walter C. Parelli
Name: Walter C. Parelli
Title: Vice President

NATIONAL AUSTRALIA BANK

By:	/s/ Eduardo Salazar
Name: Eduardo Salazar
Title: Senior Vice President and Head of Corporate Banking

U.S. BANK, N.A.

By:	/s/ James N. DeVries
Name: James N. DeVries
Title: Senior Vice President

EXTENSION AGREEMENT
JPMorgan Chase Bank, N.A.,
   as Administrative Agent
   under the Credit Agreement
   referred to below
270 Park Avenue
New York, NY 10017
Gentlemen:
     The undersigned hereby agrees to extend, effective October 10, 2006, the Commitment Termination Date under the Credit Agreement dated as of November 14, 2005 (the “Credit Agreement”) among Newell Rubbermaid Inc., a Delaware corporation (the “Company”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for one year to November 14, 2011. Terms defined in the Credit Agreement are used herein with the same meaning.
     This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

By:
Name:
Title:

Agreed and accepted:

NEWELL RUBBERMAID INC.

By:	/s/ Douglas L. Martin
Name: Douglas L. Martin
Title: Vice President – Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Anthony W. White
Name: Anthony W. White
Title: Vice President

This Extension Agreement was countersigned by the following parties:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Anthony W. White
Name: Anthony W. White
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ Sharon Burks Horos
Name: Sharon Burks Horos
Title: Vice President

BARCLAYS BANK PLC

By:	/s/ David Barton
Name: David Barton
Title: Associate Director

BNP P ARIBAS

By:	/s/ Andrew Strait
Name: Andrew Strait
Title: Managing Director

By:	/s/ Christopher Grumboski
Name: Christopher Grumboski
Title: Director

CITICORP USA, INC.

By:	/s/ Richard M. Levin
Name: Richard M. Levin
Title: Director

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Janine M. Shugan
Name: Janine M. Shugan
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
CHICAGO BRANCH (f/k/a The Bank of Tokyo – Mitsubishi, Ltd., Chicago Branch)

By:	/s/ Tsuguyuki Umene
Name: Tsuguyuki Umene
Title: Deputy General Manager

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)

By:	/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice President

ING BANK, N.V., DUBLIN BRANCH

By:	/s/ Emma Condon
Name: Emma Condon
Title: Manager

By:	/s/ Aidan Neill
Name: Aidan Neill
Title: Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Lisa McDermott
Name: Lisa McDermott
Title: Vice President

NATIONAL AUSTRALIA BANK LIMITED

By:	/s/ Eduardo Salazar
Name: Eduardo Salazar
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ James N. DeVries
Name: James N. DeVries
Title: Senior Vice President